UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2018
     EMERGING CTA PORTFOLIO L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:         (855) 672-4468

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.
Harbour Square Amended and Restated Management Agreement
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into an amended and restated management agreement dated as of January 1, 2018 (the “Harbour Square Amended and Restated Management Agreement”) with Harbour Square Capital Management, LLC (“Harbour Square”), a Delaware limited liability company, pursuant to which Harbour Square shall manage the portion of the Registrant’s assets allocated to it.
The Harbour Square Amended and Restated Management Agreement includes various amendments to the prior agreement. Pursuant to the Harbour Square Amended and Restated Management Agreement, the monthly professional management service fee is decreased to 1.15% per year of the Registrant’s adjusted net assets allocated to Harbour Square. There has been no change to Harbour Square’s quarterly incentive fee. In addition, the Harbour Square Amended and Restated Management Agreement provides that Harbour Square may trade the Registrant’s assets allocated to it either directly or indirectly through an investment in CMF Harbour Square Master Fund LLC, a Delaware limited liability company (the “Harbour Square Master Fund”). The Harbour Square Amended and Restated Management Agreement also extends the initial term and amends certain covenants agreed to by Harbour Square.
The Harbour Square Amended and Restated Management Agreement is filed herewith as Exhibit 10.1.
Cambridge Amendment No. 1 to the Cambridge Amended and Restated Management Agreement
Effective as of January 1, 2018, the Registrant has entered into an amendment (the “Cambridge Amendment No. 1”) to the amended and restated management agreement dated as of October 1, 2013 (the “Cambridge Amended and Restated Management Agreement”), by and among the Registrant, the General Partner and The Cambridge Strategy (Asset Management) Limited (“Cambridge”), a limited liability company incorporated in England and Wales, pursuant to which Cambridge shall manage the portion of the Registrant’s assets allocated to it.
Pursuant to the Cambridge Amendment No. 1, the professional management services fee is decreased to 1.0% per year of the Registrant’s adjusted net assets allocated to Cambridge and the incentive fee paid to Cambridge will be paid annually instead of quarterly. In all other material respects the Cambridge Amended and Restated Management Agreement remains unchanged and of full force and effect.
The Cambridge Amendment No. 1 is filed herewith as Exhibit 10.2
SECOR Amendment No. 2 to the SECOR Management Agreement
Effective as of January 1, 2018, the Registrant has entered into an amendment (the “SECOR Amendment No. 2”) to the management agreement dated August 1, 2013, as amended on January 1, 2016 (the “SECOR Management Agreement”), by and among the Registrant, the General Partner and SECOR Capital Advisors, LP (“SECOR”),  a Delaware limited partnership, pursuant to which SECOR shall manage the portion of the Registrant’s assets allocated to it.

Pursuant to the SECOR Amendment, the professional management services fee is decreased to 1.15% per year of the Registrant’s adjusted net assets allocated to SECOR. In light of the decrease in the professional management services fee, the incentive fee paid to SECOR is increased to 25% of new trading profits, but will be paid annually instead of quarterly. In all other material respects the SECOR Management Agreement remains unchanged and of full force and effect.
The SECOR Amendment No. 2 is filed herewith as Exhibit 10.3
Item 9.01   Financial Statements and Exhibits.
(d)   Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
10.1	Harbour Square Amended and Restated Management Agreement by and among the Registrant, the General Partner and Harbour Square
10.2	Amendment No. 1 to the Cambridge Amended and Restated Management Agreement by and among the Registrant, the General Partner and Cambridge
10.3	Amendment No. 2 to the SECOR Management Agreement by and among the Registrant, the General Partner and SECOR

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  January 4, 2018